Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
SPECTRA ENERGY PARTNERS, LP
          This Certificate of Limited Partnership, dated March 19, 2007, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
          1. Name. The name of the limited partnership is “Spectra Energy Partners, LP”.
          2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
          3. General Partner. The name and the business, residence or mailing address of the general partner are:
Spectra Energy Partners (DE) GP, LP
5400 Westheimer Court
Houston, Texas 77056
          EXECUTED as of the date written first above.

Spectra Energy Partners (DE) GP, LP, its General Partner

By:	Spectra Energy Partners GP, LLC, its General Partner

By:	Spectra Energy Transmission, LLC, its sole member

By:	/s/ C. Gregory Harper

C. Gregory Harper Authorized Person